Exhibit 99.1

PRESS RELEASE

New Fortress Energy Inc. Schedules Investor Update Conference Call

NEW YORK--(BUSINESS WIRE) -- New Fortress Energy Inc. (NASDAQ: NFE) announced today that management will host an investor update conference call on October 7, 2021 at 9:00am Eastern Time.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Investor Update Call."

A Form 8-K will be posted and a simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 12:00pm on October 7, 2021 through 12:00pm on October 14, 2021 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 8164676.

About New Fortress Energy Inc.

New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

IR:
Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com